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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data (Pre-Stock Dividend)," "Selected Historical Consolidated Financial Data (Post-Stock Dividend)," and "Experts" included in the Proxy Statement of Optical Coating Laboratory, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of JDS Uniphase Corporation for the registration of 28,688,144 shares of its common stock and to the incorporation by reference therein of our report dated July 23, 1999 (except for Note 13, as to which the date is August 25, 1999), with respect to the consolidated financial statements and schedule of JDS Uniphase Corporation included in its Annual Report (Form 10-K/A) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


San Jose, California
December 7, 1999